As filed with the Securities and Exchange Commission on December 18, 2013

Registration No. 333-100252

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 to

Form F-3 Registration Statement No. 333-100252

Elan Corporation, plc

(Exact name of Registrant as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building

Lower Grand Canal Street

Dublin 2, Ireland

(353) 1-709-4000

(Address and telephone number of Registrant’s principal executive offices)

William F. Daniel

Company Secretary

Elan Corporation, plc

Treasury Building

Lower Grand Canal Street

Dublin 2, Ireland

(353) 1-709-4000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. This Post-Effective Amendment No. 1 to Form F-3 deregisters those securities that remain unsold as of the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

Elan Corporation, plc (“Elan” or the “Registrant”) is filing this Post-Effective Amendment to the following Registration Statements on Form F-3 to deregister any and all securities that remain unsold under such Registration Statement.

1.	Registration Statement No. 333-100252, filed with the Securities and Exchange Commission on October 1, 2002.

On December 18, 2013, pursuant to the Transaction Agreement, dated July 28, 2013, by and among Elan, Perrigo Company (“Perrigo”), Perrigo Company plc (“New Perrigo”), Leopard Company (“MergerSub”) and Habsont Limited, (a) New Perrigo acquired Elan pursuant to a scheme of arrangement under Section 201, and a capital reduction under Sections 72 and 74, of the Irish Companies Act of 1963, and (b) MergerSub merged with and into Perrigo, with Perrigo as the surviving corporation in the merger (collectively, the “Transactions”).

As a result of the Transactions, both Perrigo and Elan became wholly owned subsidiaries of New Perrigo and Elan terminated all offers and sales of its securities registered pursuant to the Registration Statement. Elan hereby removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on the 18th day of December 2013.

ELAN CORPORATION, PLC

By:	/s/ William F. Daniel
Name:	William F. Daniel
Title:	Company Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.